UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 23, 2006

Cecil Bancorp, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:

Maryland

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

127 North Street Elkton, Maryland 21921

(Address and zip code of principal executive offices)

410-398-1650

(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1 of 2

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 23, 2006, Cecil Bancorp, Inc. (the “Company”) issued $10,000,000 of its 30-year junior subordinated debentures in connection with the issuance of a like amount of Trust Preferred Securities issued by its newly formed subsidiary, Cecil Bancorp Capital Trust I (the “Trust”). The trust preferred securities were sold in a private placement. The Company owns all of the voting securities of the trust, which owns all of the debentures. The debentures and the trust preferred securities bear interest at a fixed rate of 6.51% for five years and then at a floating rate equal to 3-month LIBOR plus 1.38%, payable quarterly, and are callable at par after 5 years. The trust preferred securities are expected to qualify as capital for regulatory purposes, subject to applicable limits. The Company plans to use the proceeds to increase the regulatory capital of its subsidiary, Cecil Federal Bank, and for other purposes.

The principal agreements governing the issuance of the debentures and the trust preferred securities, each of which is dated March 23, 2006, are: (1) the Junior Subordinated Indenture between the Company and Wilmington Trust Company as Trustee; (2) the Placement Agreement among the Company, the Trust, and J. P. Morgan Securities, Inc.; (3) the Amended and Restated Trust Agreement among the Company, Wilmington Trust Company as Trustee, and the Administrative Trustees; (4) the Preferred Securities Subscription Agreement among the Company, the Trust, J. P. Morgan Securities, Inc., and TWE Ltd (as purchaser); and the Common Securities Subscription Agreement between the Company and the Trust.

Item 7.01	REGULATION FD DISCLOSURE

The disclosures provided under Item 1.01 of this form are incorporated in this Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

By:	/s/ Mary B Halsey

Name:	Mary B Halsey
Title:	President and CEO
Date:	Wednesday, December 28, 2005